UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

TopBuild Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard

Daytona Beach, Florida 32114

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2018 (the “Closing Date”), TopBuild Corp., a Delaware corporation (the “Company”), completed its previously reported acquisition of United Subcontractors, Inc. pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) with Legend Holdings LLC, a Delaware limited liability company, USI Legend Parent, Inc., a Delaware corporation (“USI”), and Racecar Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TopBuild (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into USI, with USI surviving the merger as a wholly owned subsidiary of the Company. On the Closing Date, the Company paid aggregate consideration of $475.0 million in cash in respect of the acquisition of USI, subject to a customary purchase price adjustment mechanism providing that USI be free of cash and debt.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which the Company previously filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2018, which Exhibit is incorporated by reference in this Current Report on Form 8-K.

As previously reported, on April 25, 2018, the Company’s wholly owned subsidiary, TopBuild Escrow Corp., a Delaware corporation (the “Escrow Issuer”), entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Escrow Issuer issued $400.0 million aggregate principal amount of 5.625% Senior Notes due 2026 (the “Notes”). Upon issuance of the Notes, the Escrow Issuer deposited the net proceeds therefrom, together with certain additional funds (collectively, the “Escrowed Funds”), in a segregated escrow account with U.S. Bank National Association, as escrow agent. On the Closing Date, the Escrowed Funds were released, and the Company used such funds together with proceeds from a $100.0 million delayed-draw term loan commitment under its existing secured credit facility to consummate the acquisition of USI, including the repayment of certain of USI’s indebtedness and the payment of related fees and expenses, as well as for general corporate purposes.

On the Closing Date, the Company assumed the Escrow Issuer’s obligations as issuer under the Notes and the Indenture, and all of the Company’s subsidiaries, including USI and its subsidiaries (collectively, the “Guarantors”), guaranteed such obligations (the “Guarantees”) on an unsecured senior basis pursuant to a Supplemental Indenture entered into among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”). The Notes and the Guarantees are the general senior unsecured obligations of the Company and the Guarantors, respectively, and rank equal in right of payment with all of the Company’s and the Guarantor’s existing and future unsubordinated indebtedness.

The foregoing description of the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which the Company previously filed as Exhibit 4.1 and Exhibit 4.2, respectively, to its Current Report on Form 8-K filed with the SEC on April 26, 2018 and which are incorporated by reference herein. Additionally, the foregoing description of the Supplemental Indenture is only a summary and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements required by this Item 9.01(a) are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01(a).

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01(b).

(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated May 1, 2018, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee

23.1	Consent of Deloitte & Touche LLP

99.1	Audited Combined Financial Statements of the Installation Services Business of USI Legend Parent, Inc.

99.2	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: May 2, 2018	By:	/s/ John S. Peterson
John S. Peterson Vice President and Chief Financial Officer